(a)     Exhibits
        10.4.6 Lease Purchase Agreement, dated June 30, 1997, by and between Heartland Bank and Granite Financial Acquisition Corp. I.


                                 EXHIBIT 10.4.6
                    GRANITE FINANCIAL, INC. AND SUBSIDIARIES
                            LEASE PURCHASE AGREEMENT

          This Lease Purchase Agreement (the "Agreement") is entered into as of this 30th day of June, 1997, by and between Granite Financial Acquisition Corp. I, a Delaware corporation ("Seller"), and Heartland Bank, a federal savings bank ("Purchaser").

                                    RECITALS

          A. Seller is a wholly owned subsidiary of Granite Financial, Inc., a Delaware corporation.

          B. Effective as of March 31, 1997, Seller acquired all of the assets and business of Global Finance & Leasing, Inc., a Michigan corporation ("Global"), including equipment lease agreements entered into by Global, as lessor, with various third party lessees.

          C. Subsequent to the acquisition of Global's assets and business, Seller has continued to originate and fund equipment lease agreements of the type previously originated by Global.

          D. Purchaser is a federal savings bank which in the ordinary course of business may purchase equipment lease agreements of the type originated by Global and/or Seller.

          E. From time to time, Seller desires to sell and Purchaser desires to purchase equipment lease agreements originated by Global and/or Seller.

          D. Seller and Purchaser desire to enter into this Agreement to provide the terms and conditions which will govern the sale of such equipment lease agreements from Seller to Purchaser.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.        Definitions.

          In addition to other defined terms set forth in this Agreement, the following terms shall have the meaning indicated.

          "Assignment" shall mean the document by which the sale of Paper (as hereinafter defined) is effectuated and evidenced and shall be in the form attached hereto as Exhibit "A."


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          "Closing Date" for the sale of each respective package of Paper (as hereinafter defined) shall mean the latter of (1) the date of delivery to and acceptance by, Purchaser of the Assignment related to such Paper, and (2) the date of receipt of payment by Seller of the purchase price for such Paper.

          "Equipment" shall mean machines, equipment and other personal property subject to the Paper (as hereinafter defined).

          "Obligor" shall mean the party obligated to make payments pursuant to the terms and conditions of the Paper (as hereinafter defined).

          "Paper" shall mean the equipment lease agreements originated by Global or Seller and owned by Seller.

          "Transaction" shall mean any transaction evidenced by the Paper submitted to Purchaser by Seller to be purchased by and assigned to Purchaser.

2.        Offering of Paper.

          A. Seller may offer, from time to time, to sell Paper to Purchaser and Purchaser may, in its sole discretion, purchase such Paper as may be acceptable to it. Unless and until execution of an Assignment for particular Paper, Seller shall be under no obligation to offer Paper for sale to Purchaser and Purchaser shall be under no obligation to purchase the offered Paper.

          B. All Paper shall be evidenced by lease or financing forms acceptable to Purchaser in its reasonable discretion or such other forms, including revisions thereof, as may be specifically approved by Purchaser.

3.        Conveyance of Paper and Seller's Collateral Interest; Purchase Price.

          A. Subject to the terms and conditions hereof and upon Purchaser's payment of the purchase price to Seller, Seller hereby sells, assigns, transfers, and conveys to Purchaser, and its successors and assigns, and Purchaser hereby accepts and assumes good, marketable and lien-free title in and to the Paper offered and sold to Purchaser hereunder with respect to the following rights and benefits thereunder: (i) all payments and other obligations to be made or performed by the Obligor under the Paper from the effective date such Paper is assigned to Purchaser hereunder through the stated expiration of the term of such Paper, but excluding payments to be made by the Obligor to purchase the Equipment at the expiration of the term as set forth under (y) below (referred to herein as the "Stated Term Obligations") and (ii) any and all guarantees issued and additional collateral assigned in connection therewith. Seller is retaining for its own account and is not selling, assigning, transferring or conveying to Purchaser the following rights and benefits under such Paper (x) advance or down payments not included in the sale (as specified in the related Assignment), (y) payments to be made by the Obligor to purchase the Equipment subject to the Paper upon expiration of the stated term of the Paper, whether mandatory or at the option of the Obligor and
(z) payments to be made by the Obligor under the Paper after the complete performance and payment of all obligations and amounts due under the Paper during its stated term, including, without limitation, payments made upon any extension,

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renewal or holding over by the Obligor beyond the stated term of such Paper.

          B. As security for the performance of the obligations of each respective Obligor(s) under the related Paper and of the Seller's and Purchaser's obligations hereunder and thereunder, Seller hereby grants to Purchaser a continuing, valid, perfected and enforceable first priority security interest and lien in and to the Paper, the Reserve Account, all amounts held in the Reserve Account, the Equipment and proceeds thereof including, without limitation, insurance proceeds.

          C. Concurrent with the execution of this Agreement, Seller and Purchaser are also entering into a Lease Service Agreement (the "Lease Service Agreement"). Pursuant to the Lease Service Agreement, Seller will service and collect, on behalf of Purchaser, all Paper sold by Seller to Purchaser hereunder.

          D. Purchaser shall pay a total purchase price (the "Purchase Price") to Seller for each Paper sold to Purchaser hereunder equal to the present value of the remaining payments due from the Obligors during the stated term of such Paper that is being purchased by Purchaser hereunder, discounted at 12% per annum. The calculation and exact amount of the Purchase Price for each transaction hereunder shall be agreed upon by Purchaser and Seller and shall be set forth in the Assignment related thereto. Any and all advance or down payments assigned to Purchaser shall be paid to Purchaser or credited against its purchase obligation at the time of assignment or sale of the Paper to Purchaser. The Purchase Price shall be paid to Seller as follows: (i) upon closing of each sale of Paper, an amount equal to 85% of the Purchase Price for such sale paid directly to Seller; and (ii) the remaining 15% of such Purchase Price shall be paid into a reserve account to be established and maintained as provided under Section 5 hereof.

          E. All Paper shall, as of the respective dates of its purchase by or assignment to Purchaser, be duly endorsed in favor of Purchaser and all title retention or lien instruments including but not limited to UCC financing statements and assignments, leases, or guarantees thereof shall be duly and validly assigned to Purchaser. Seller hereby appoints Purchaser as its attorney in fact with a durable power coupled with an interest to execute all such endorsements or assignments on behalf of Seller in the event that Seller fails to do so. This power of attorney is intended to be a durable power coupled with an interest which shall terminate only following expiration or termination of this Agreement plus any further period during which the relevant Paper is continuing in effect.

4. Notification to Obligor(s). Since Seller will service all Paper purchased by Purchaser hereunder, Seller and Purchaser agree that the Obligor(s) shall not be notified of the sale of the Paper to Purchaser, except as hereafter provided.

          A. Upon request by Purchaser, Seller shall, within 30 days following receipt of such request, supply Purchaser with undated notices to the Obligors notifying such Obligors of Seller's assignment of such Paper to Purchaser (the "Assignment Notice").

          B. Purchaser agrees not to forward any Assignment Notice (and, thereby, notify such Obligor of the assignment to Purchaser) to any Obligor(s) except in the situation where Seller is in default under Paragraph 5(C) or fails to perform any of its other covenants and obligations

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under this Agreement or the Lease Service Agreement and Seller fails to cure such failure within thirty (30) days after written notice describing such failure is given by Purchaser to Seller.

5.        Limited Recourse; First Payment Default; Reserve Account.

          A. Purchaser acknowledges that Seller makes no representations or warranty with respect to the financial ability of any Obligor to make payments required under the respective Paper and shall not be liable to Purchaser for any failure of an Obligor to make such payments except (i) as a result of a breach of any representation, warranty or covenant made by Seller hereunder, or
(ii) as expressly provided in this Section 5.

          B. Notwithstanding anything to the contrary contained herein, in the event that the first payment due under Paper assigned by Seller to Purchaser becomes 30 days or more past due, Purchaser may tender the related Paper to Seller for repurchase by Seller (a "Reassignment"). Such Reassignment shall effect a reassignment to Seller, without warranty (and conditioned on payment by Seller (as provided below), of the Reassignment Price). Within five (5) business days of receipt of such Reassignment, Seller shall repurchase the applicable Paper for an amount equal to the total Purchase Price for such Paper, less any payments paid to and collected by Purchaser with respect to such Paper (the "Reassignment Price"). Such Reassignment Price shall be paid as follows: (i) by Purchaser transferring from the Reserve Account to its own account an amount equal to the amount originally deposited into the Reserve Account for such Paper, and (ii) by Seller paying to Purchaser such remaining amount of the Reassignment Price, after deducting the amount transferred under
(i) above. Upon receipt by Purchaser of such Reassignment Price, Seller shall assume all rights and obligations under the Paper. Purchaser shall forthwith return to Seller all Paper with respect to the reassigned transactions. If the Reassignment Price is not received by Purchaser within five (5) business days of receipt of such Reassignment, Seller acknowledges and agrees that Purchaser may deduct the entire Reassignment Price from the Reserve Account or any proceeds of sale of any subsequent Closing Date.

          C. As provided under Section 3 D, an amount equal to 15% of the total Purchase Price for Paper sold hereunder shall be deposited by Purchaser into an interest bearing money market deposit account of Seller to be established and opened at Heartland Bank (the "Reserve Account"). Such Reserve Account shall be restricted and Purchaser shall be the only party entitled to make withdrawals or transfers of amounts held therein. Seller shall keep the Reserve Account and all amounts deposited therein free and clear of all liens and encumbrances, except in favor of Purchaser. If any payment due from an Obligor under Paper purchased hereunder becomes 90 days or more past due (the "Defaulted Paper"), Purchaser shall have the right to withdrawal an amount from the Reserve Account equal to the sum of (i) the past due payments plus 12% per annum on such past due payments for the period of time past due and (ii) the present value of the remaining payments due under such Paper during its stated term, discounted at 12% per annum (the "Defaulted Price"). Purchaser shall promptly notify Seller of any withdrawals made from the Reserve Account for Defaulted Paper, which notice shall include identification of the Defaulted Paper and supporting calculations for the Defaulted Price. Upon withdrawal of an amount equal to the Defaulted Price from the Reserve Account, Purchaser shall assign, transfer and convey to Seller all of Purchaser's remaining right, title and interest in and to

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

such Defaulted Paper. If the Reserve Account or any amounts deposited therein become subject to any lien, attachment, garnishment or levy or if such amounts are seized to satisfy a judgement, Seller shall be in immediate default hereunder. All amounts remaining in the Reserve Account following the expiration of the stated term of all Paper purchased hereunder and performance of all Stated Term Obligations of the Obligors thereunder, shall be transferred by Purchaser to Seller.

6.        Representations and Warranties of Seller.

          A. Seller represents and warrants that as of each respective Closing Date of the Paper to Purchaser:

             (1) Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

             (2) There are no pending or threatened actions or proceedings before any court or administrative agency that could have a material adverse effect on Seller or its ability to transfer a first priority security interest in and to the Paper and the Equipment;

             (3) The execution, delivery and performance of this Agreement and all other instruments and documents to be delivered by Seller hereunder, as such instruments pertain to each respective sale of Paper hereunder, have been duly authorized by all necessary corporate action and do not contravene any provision of law or any agreement or indenture by which Seller is bound or by which its properties may be affected, or its articles of organization or operating agreement;

             (4) All Seller furnished documentation in connection with each respective sale of Paper hereunder, shall be in conformity with all applicable laws and regulations, including but not limited to applicable laws related to usury;

             (5) Seller has made no misrepresentations to any Obligor with respect to such Paper or the Equipment subject thereto;

             (6) Seller has fully informed Purchaser of all material
                 information known to Seller concerning such Paper, the Obligor and the Equipment subject thereto;

             (7) This Agreement constitutes Seller's legal, valid and binding obligation enforceable against Seller in accordance with its terms.

          B. Seller makes the following representations, warranties and covenants as of each respective Closing Date with respect to each Transaction and the related Paper subject thereto:

             (1) All such Paper (i) is and shall be genuine and enforceable, subject to

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                 bankruptcy, insolvency, and similar laws affecting creditors'
                 rights in general and to the availability of equitable remedies, (ii) has been validly executed by the Obligor named therein, any guarantors thereof and by the Seller, and (iii) is the only instrument(s) concerning the Transaction, the Paper, the lease or financing of the Equipment and payments or performance by the Obligor with respect thereto which have been executed by the Obligor and the Seller;

             (2) The terms of the Paper are true and correct as to the terms recited therein and accurately reflect the terms and conditions of the Transaction between Seller and the Obligor(s);

             (3) The information set forth on the Schedule A to the Assignment with respect to each Transaction is correct and complete in all respects;

             (4) The Paper is and shall continue to be free from all set-offs, defenses, counterclaims, and abatements;

             (5) The lease or financing of the Equipment by Seller and the sale of the Paper by Seller to Purchaser have all been duly authorized pursuant to all necessary corporate and legal authority;

             (6) All payments due under the Paper are due and payable on the dates and in the amounts set forth therein and no such amounts shall have been prepaid to Seller or to any other party (except as disclosed in writing by Seller to Purchaser in the Assignment or in Schedule A thereto);

             (7) All payment histories with respect to the Paper provided to
                 Purchaser by Seller are true and accurate as of the date of their delivery to Purchaser and as of the date of the assignment of the related Paper to Purchaser;

             (8) The Equipment subject to each Transaction shall have been delivered to, installed and accepted unconditionally by the Obligor under the Paper related thereto;

             (9) Unless otherwise indicated in the applicable Assignment, the
                 Equipment subject to each Transaction was new when delivered to the Obligor under the Paper subject thereto and is correctly described in such Paper;

            (10) The Obligor under the Paper subject to each Transaction has represented and warranted to Seller that each item of Equipment subject thereto will be used solely for business purposes;

            (11) To the best of Seller's knowledge, and except for payments current within 30 days of the due date of each such payment, there is no default by either the Obligor or Seller under the Paper subject to each Transaction or no event which with the passage of time or giving of notice (or both) would

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

                 constitute a default under such Paper;

            (12) The Transactions evidenced or contemplated by the Paper conform to all applicable laws and regulations and the contents of any forms evidencing the Paper used by Seller and Obligor (and any guarantor thereof) (other than Purchaser's own forms) are legally sufficient and enforceable in every jurisdiction where the Equipment, the Obligor and any guarantor is located;

            (13) Seller has fulfilled and will continue to duly and promptly fulfill all its duties and obligations, if any, hereunder, under the Paper and with respect to the Equipment, including but not limited to, any warranties or representations made by Seller in connection with its ownership, lease, sale or financing of the Equipment;

            (14) Seller has done and shall do nothing that might impair the value of the Paper or the Equipment or the rights of Purchaser therein and thereto;

            (15) Each Assignment is and will be a valid conveyance by Seller of the grant of a first priority lien upon the Equipment and the Paper, and Seller's security interest in the Equipment shall have been duly filed and perfected by Seller against all persons (except Purchaser) in all appropriate jurisdictions; and

            (16) Seller has not sold, assigned, conveyed or transferred any of its right, title or interest in the Paper, the Transaction or the equipment to any other party or entity.

            (17) Each lease of Equipment evidencing a Transaction is a "net, full payout lease" as defined in 12 C.F.R. Section 545.53 of the OTS Regulations and such lease satisfies all requirements set forth in such regulation applicable to a lease, the lessor's interest in which is assigned to a savings association;

            (18) The estimated residual value of all Equipment leased in connection with each Transaction as measured at the expiration of the initial term of the corresponding lease shall not exceed 70% of the acquisition cost of such Equipment to the lessor under the lease.

7. Taxes. Seller hereby warrants that Seller or the Obligor(s) (rather than Purchaser) shall be responsible for the payment of any sales, use or personal property taxes imposed by applicable taxing authorities upon Seller's lease or financing to the Obligor(s) or the Obligors' use of the Equipment and agrees to hold Purchaser harmless therefrom.

8.        Remedies.

          A. Upon the occurrence of a default under Paragraph 5 (C), or if Seller shall breach

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
any other representation, warranty or covenant in this Agreement, and such breach remains uncured for thirty (30) days after Purchaser has served Seller with written notice thereof as provided in paragraph 11(B) herein, Seller agrees, within thirty-five (35) days after such default or after Seller's receipt of such notice, as applicable, to repurchase the affected Paper pursuant to the terms and conditions described in Paragraph 8(B) hereof (a "Repurchase").

          B. The repurchase price in each case shall be Purchaser's book value for such Paper calculated in accordance with generally accepted accounting principles, determined as of the date ("Notice Date") that Purchaser serves Seller with such notice, less any payments paid to and collected by Purchaser with respect to such Paper after the Notice Date (the "Repurchase Price").

9. Covenant of Purchaser. Upon (i) payment in full of all of an Obligor's Stated Term Obligations under any Paper sold hereunder, (ii) payment to Purchaser by Seller in full of the Repurchase Price or Reassignment Price for any Paper repurchased by Seller hereunder or (iii) withdrawal of the Defaulted Price from the Reserve account for Defaulted Paper, such Paper shall be promptly reassigned by Purchaser to Seller without recourse to Purchaser and without any warranties, express or implied, and shall be delivered to Seller, and Purchaser shall promptly execute and deliver in recordable form such agreements, instruments, UCC termination and other documents as Seller shall reasonably request to evidence such reassignment and termination and Purchaser's security interest in the related Equipment shall then automatically be deemed terminated.

10. Term of Agreement; Survival. This Agreement shall inure to and bind the respective successors and assigns of Seller and Purchaser. This Agreement shall continue in effect until terminated by either party upon at least sixty
(60) days' prior written notice to the other and shall survive as to all provisions which by their nature mature after termination of this Agreement including, but not limited to, provisions related to indemnification, Repurchase and Reassignment. This Agreement and all surviving provisions hereof, shall remain applicable to all Paper purchased hereunder by Purchaser prior to the effective date of termination. Waiver of any single default hereunder shall not constitute a waiver of any other default.

11.       Miscellaneous.

          A. Assignment. Seller shall not assign or otherwise transfer any of its rights in, or delegate any of its obligations under, this Agreement without Purchaser's prior written consent (which consent Purchaser may withhold in its reasonable discretion). Purchaser may assign any or all of its rights and obligations with respect to any Paper entered into pursuant to this agreement, or its rights hereunder, without Seller's consent.

          B. Notices. Any notice required by this Agreement shall be in writing and mailed by certified mail, return receipt requested, sent by telecopier or delivered by any reliable overnight carrier to other party, at its address listed below or such other address as the other party may designate in writing served upon the other party as provided herein. Any notice given hereunder shall be deemed given upon the earlier of (a) the date of actual receipt or (b) the date a return receipt (or refusal) is dated by the U.S. Postal Service or such other overnight carrier.


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
If to Seller:

Granite Financial Acquisition Corp. I
6424 W. 91st Avenue
Westminster, CO  80030-2913
Telephone: 303-650-4059
Telecopier: 303-650-4061

If to Purchaser:

Heartland Bank
212 South Central
St. Louis, MO 63105-3506
Telecopier: 314-512-8501

          C. Amendments. This Agreement shall not be modified, amended or terminated except by a writing duly signed by both parties.

          D. Captions. The captions used herein are inserted for reference purposes only and shall not affect the meaning, interpretation or construction of this Agreement.

          E. Governing Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Colorado, without giving effect to principles of conflicts of law.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set above by their respective, duly authorized corporate officers holding the office and title below their signatures.

SELLER:

Granite Financial Acquisition Corp. I


By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------

PURCHASER:

Heartland Bank

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------

                                   EXHIBIT A

                                   ASSIGNMENT

          ASSIGNMENT dated as of the ____ day of ______________, 1997, by and between Granite Financial Acquisition Corp. I, a Delaware corporation ("Assignor") and Heartland Bank, a federal savings bank ("Assignee").

          A. Assignor owns the equipment lease agreements evidencing a deferred payment obligation listed and described in the Schedule(s) attached hereto (collectively referred to herein as the "Paper") and the equipment related thereto (herein the "Equipment").

          B. Assignor and Assignee have previously entered into a Lease Purchase Agreement dated as of June __, 1997 (the "Purchase Agreement") to facilitate the sale and assignment, from time to time, of certain Paper and other collateral interests related thereto by the Assignor to Assignee.

          C. Pursuant to the terms and conditions set forth in the Purchase Agreement, Assignor desires to sell and assign certain Paper to Assignee and Assignee desires to purchase lien-free title to such Paper.

          NOW, THEREFORE, in consideration of the mutual covenants contained in the Purchase Agreement and herein, the parties hereto agree as follows:

1. Subject to the terms and conditions of the Purchase Agreement, Assignor hereby sells, assigns, transfers, and conveys to Assignee, and its successors and assigns, and Assignee hereby accepts and assumes good, marketable and lien-free title in and to the Paper with respect to the following rights and benefits thereunder: (i) all payments and other obligations to be made or performed by the Obligor under the Paper from the effective date such Paper is assigned to Assignee hereunder through the stated expiration of the term of such Paper, but excluding payments to be made by the Obligor to purchase the Equipment at the expiration of the term as set forth under (y) below and (ii) any and all guarantees issued and additional collateral assigned in connection therewith. Assignor is retaining for its own account and is not selling, assigning, transferring or conveying to Assignee the following rights and benefits under such Paper (x) advance or down payments not included in the sale (as specified in the related Assignment), (y) payments to be made by the Obligor to purchase the Equipment subject to the Paper upon expiration of the stated term of the Paper, whether mandatory or at the option of the Obligor and (z) payments to be made by the Obligor under the Paper after the complete performance and payment of all obligations and amounts due under the Paper during its stated term, including, without limitation, payments made upon any extension, renewal or holding over by the Obligor beyond the stated term of such Paper.

2. Assignor hereby represents and warrants the following to Assignee with respect to each respective Paper: (a) the Paper accurately indicates the name and current address of the lessee, mortgagor, obligor or debtor (collectively referred to herein as the "Obligor"); (b) the Paper contains all contractual terms and agreements relating to the use of the Equipment; (c) Schedule A hereto accurately contains a true and correct listing of all Equipment on lease to, and/or currently in use by, each respective Obligor at the location(s) specified in such Paper and the date, original term and remaining term of such Paper; and
(d) the aggregate unpaid payments between all of the Obligor(s) and the Assignor during the stated term of such Paper (excluding any payments required to be made by the Obligors to purchase the Equipment upon expiration of the Paper) are in the amount of $_____________. The purchase price for all such Paper and the proceeds thereof is $_____________.

3. Assignor represents and warrants the following to Assignee as of the date hereof: (a) Assignor has not entered into any understandings or agreement with respect to the Equipment other than those evidenced by the Paper, (b) all of the representations and warranties made in the Purchase Agreement are true and accurate as of the date hereof, (c) the obligations of all parties to the Paper are in full force and effect, and (d) to the best of Assignor's knowledge, and except for payments current within thirty (30) days of the due date of each such payment, no defaults (or events which would constitute defaults with the passage of time, giving of notice, or both) on the part of the Assignor or any Obligor, have occurred in the performance of each such party's obligations under the Paper.

4. All of the terms and conditions of the Purchase Agreement shall remain in full force and effect and are enforceable in accordance with their respective terms, and the terms and conditions of the Purchase Agreement are hereby incorporated by reference herein.

5. This Assignment has been delivered in Denver, Colorado and shall be governed by the laws of the State of Colorado.

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          IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be duly executed this ____ day of _______________, 1997.

Assignor:

Granite Financial Acquisition Corp. I


By:
   -----------------------------

Name:
     ---------------------------

Its:
    ----------------------------

Assignee:

Heartland Bank

By:
   -----------------------------

Name:
     ---------------------------

Its:
    ----------------------------


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